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                                                                   Exhibit 23.13

                       Consent Of Independent Accountants

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation of our report dated September 11, 1998, relating to the financial statements of Amrac Clear View, a Limited Partnership, as of May 28, 1998 and for the period January 1, 1998 through May 28, 1998 which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.




/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
February 8, 2001